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                                                                      EXHIBIT 21


                              NUEVO ENERGY COMPANY


SUBSIDIARIES OF THE REGISTRANT

                        NAME                                 STATE OF INCORPORATION
------------------------------------------------------       -----------------------

Rubicon Venture, Inc.                                        Delaware

The Nuevo Congo Company                                      Delaware

The Congo Holding Company                                    Texas

Nuevo Financing I                                            Delaware

Nuevo Ghana, Inc.                                            Delaware

Nuevo International Inc.                                     Delaware

Nuevo Congo Ltd.                                             Cayman Islands

Nuevo International Holdings Ltd.                            Cayman Islands

Nuevo Tunisia Ltd.                                           Cayman Islands

Pacific Interstate Offshore Company                          California

Nuevo Anaguid Ltd.                                           Cayman Islands

Nuevo Alyane Ltd.                                            Cayman Islands

Nuevo Canada Inc.                                            Alberta, Canada

Nuevo Tarfaya Ltd.                                           Cayman Islands

Nuevo Offshore Company                                       Delaware

Nuevo Resources, Inc.                                        Delaware

Nuevo Texas, Inc.                                            Delaware

Nuevo Permian Inc.                                           Delaware

Nuevo Permian Limited Partnership                            Texas